Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the first quarter of 2005.

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Management Discussion of Trends

Service Income

In general, management expects service income categories to exhibit strong results sequentially and modest improvement over the first quarter of last year. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects first quarter electronic payment processing revenues to continue to reflect good trends on a core operating basis. Excluding the revenue impact in the prior year period from certain merchant processing contracts sold in the second and third quarters of 2004, representing approximately $25 million in quarterly revenue, processing revenues are expected to increase at a rate approximating 30-34 percent on a core year-over-year basis. Comparisons to the fourth quarter of 2004 are impacted by the significant seasonal increases in transaction volumes typically seen in the fourth quarter.

Investment Advisors

Fifth Third expects first quarter investment advisory revenues to improve significantly from fourth quarter levels with only modest improvement over the same quarter last year. Fifth Third expects near and intermediate term revenue growth to be driven by the degree of success in expanding the institutional money management business and in penetrating its large middle market commercial customer base with retirement and wealth planning services. Brokerage revenue will continue to be flat to down vs. prior year first quarter results.

Deposit Service Revenue

First quarter retail and commercial deposit account service revenues are expected to produce stable to modest results compared to last quarter and the same quarter last year with commercial-based revenues impacted by rising short-term interest rates and retail-based revenues experiencing seasonal factors relative to last quarter.

Mortgage Banking

First quarter net mortgage banking revenues are expected to improve significantly from fourth quarter levels with only modest improvement over the same quarter last year. Fifth Third believes that origination levels have stabilized and should remain at similar levels for the remainder of 2005.

Other Noninterest Income

First quarter other noninterest income is expected to show strong improvement from fourth quarter levels from growth across numerous sub-categories and the acquisition of First National.

Expenses

Compared to the first quarter of last year, noninterest expenses are expected to exhibit high single digit percentage growth with comparisons impacted by the first quarter 2005 acquisition of First National Bankshares of Florida, Inc. (“First National”), de-novo banking center expansion activities and sales force additions across numerous markets. Fifth Third expects growth in noninterest expenses in future quarters to moderate from first quarter levels as cost savings from acquisitions and back office initiatives are realized. These savings will be somewhat mitigated by growth in certain non-employee expense categories including occupancy and information technology.

Balance Sheet Trends

•	Loans and leases are expected to exhibit growth rates similar to those seen in recent periods due to very good middle market commercial loan growth, continued strength in the level of consumer loan demand and the acquisition of First National. Overall, average loans and leases are expected to increase by approximately 20 percent over the same quarter last year.

•	Fifth Third expects core deposit growth trends to exhibit good year-over-year growth in the first quarter due to the strength of new banking center openings, ongoing consumer deposit campaigns and the acquisition of First National. Fifth Third expects deposit pricing to continue to be very competitive with market conditions and is continuing to devote significant focus on attracting new accounts. Overall, core deposits are expected to increase by approximately 20 percent over the same quarter last year. Fifth Third’s deposit pricing remains highly competitive with financial market conditions.

•	Fifth Third expects net interest income to exhibit high single digit percentage growth on an annualized basis from the fourth quarter with modest improvement in the net interest margin.

•	Fifth Third issued 30.6 million shares for the acquisition of First National on January 1, 2005. First National added approximately $3.3 billion in core deposits and $3.8 billion in loans. Fifth Third previously announced the completion of conversion activity on February 14, 2005.

•	As previously disclosed, Fifth Third repurchased 35.5 million shares of its common stock in an overnight share repurchase transaction on January 10, 2005.

Credit Quality

As a percentage of average loans and leases, first quarter net charge-offs are expected to be in the range of 40-45 basis points and nonperforming assets as a percent of average loans and leases is not expected to change significantly from fourth quarter levels. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, avoidance of sub-prime lending businesses, centralized credit risk management and a diversified portfolio positions Fifth Third well to effectively weather cycles and reduce the likelihood of significant unexpected losses. As a result of expected credit trends, a continuing positive credit outlook and the continuation of strong loss rates on the commercial portfolio, Fifth Third does not expect a significant change in the reserve for credit losses during the first quarter.

Other Events

•	Fifth Third will report first quarter earnings on April 14, 2005 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2)

changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect us or the businesses in which we are engaged; and (8) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.